Exhibit 10.31

Amendment No. 1 to Consulting Agreement

This Amendment No. 1 (the “Amendment”), effective as of October 3, 2023, amends certain provisions of the Consulting Agreement dated April 3, 2023 (the “Agreement”), between Artiva Biotherapeutics, Inc. (“Company”), having its principal place of business at 5505 Morehouse Drive, Suite 100, San Diego, CA 92121 and MEF Consulting LLC (“Consultant”).

WHEREAS, Company and Consultant find it in their respective interests to amend the provisions of the Agreement.

NOW THEREFORE, pursuant to such provision and for consideration duly given, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to the following:

1.	Except as expressly amended hereby, the Agreement shall continue to remain in full force and effect in accordance with its terms.

2.

The first sentence of Section 3 of the Agreement is hereby deleted in its entirety and replaced with the following: “Subject to Sections 6.2 and 6.3 below, the term of this Agreement will begin as of the Effective Date and will automatically terminate on December 31, 2023, unless the length of the term of this Agreement is extended in a writing signed by both parties.”

3.

This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document. The Parties agree that signatures transmitted by electronic means (e.g. facsimile or a scanned version of the executed agreement in PDF format attached to an e-mail) shall bind the Parties. This Amendment is otherwise governed by the terms and conditions of the Original Agreement, except as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned parties have had this Amendment executed by its duly authorized representatives.

ARTIVA BIOTHERAPEUTICS, INC.		MEF CONSULTING LLC

By:	/s/ Jennifer Bush	/s/ Michael E. Faerm

Printed Name: Jennifer Bush		Email:
Title: EVP , Chief Legal & People Officer
Email: legal@artivabio.com